EXHIBIT 10.11

                               LOAN AGREEMENT


      LOAN AGREEMENT ( the "Agreement") dated as of this 8th day of April, 1998 by and among PENNICHUCK CORPORATION, a New Hampshire corporation with a principal place of business at 4 Water Street, P.O. Box 448, Nashua, New Hampshire 03061-0448 ("PC") and PENNICHUCK EAST UTILITY, INC., a New Hampshire corporation with a principal place of business of 4 Water Street, P.O. Box 448, Nashua, New Hampshire 03061-0448 ("PEU") (PC and PEU are referred to individually and collectively as the "Borrower") and FLEET BANK-NH, a bank incorporated under the laws of the State of New Hampshire with a principal place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

                            W I T N E S S E T H :

      WHEREAS, the Borrower has requested and the Bank has agreed to make a certain Four Million Five Hundred Thousand Dollar ($4,500,000) line of credit loan to PC and PEU (the "Acquisition Line of Credit") and a certain Three Million Dollar ($3,000,000) line of credit loan to PC (the "Line of Credit") (the Acquisition Line of Credit and the Line of Credit are hereinafter on occasion referred to individually and collectively as the "Loan"); and

      WHEREAS, the parties wish to set forth in writing the terms and conditions upon which the Bank will make the Loan to the Borrower;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties covenant, stipulate and agree as follows:

ARTICLE I. THE ACQUISITION LINE OF CREDIT The Bank agrees to make, and the Borrower agrees to take, the Acquisition Line of Credit subject to and upon the following terms and conditions:

      1.1 Borrower. The Borrower under the Acquisition Line of Credit shall be PENNICHUCK CORPORATION and PENNICHUCK EAST UTILITY, INC. and the Borrower shall sign a promissory note (the "Line of Credit Note") evidencing their joint and several obligation to pay and perform the Acquisition Line of Credit.

      1.2 Amount. Under the Acquisition Line of Credit, the Bank agrees to loan the Borrower an amount up to Four Million Five Hundred Thousand Dollars ($4,500,000).

      1.3 Duration of Advance Commitment. The Bank's commitment to make advances under the Acquisition Line of Credit available to the Borrower shall cease at the close of the Bank's business on April 8, 2000.

      1.4 Use of Proceeds. The proceeds of the Acquisition Line of Credit shall be used by the Borrower to acquire certain utility assets consisting of real and personal property from the Town of Hudson which are located outside the Town of Hudson (also referred to as the Non Hudson Assets) pursuant to the terms of a certain Agreement of Purchase and Sale of Assets dated November 5, 1997.

      1.5 Interest Rate. Sums advanced under the Acquisition Line of Credit shall bear interest at a fixed rate equal to the one month LIBOR Rate (as defined in the Acquisition Line of Credit Note) plus 65 basis points per annum, which rate shall be adjusted every month. At or prior to closing, the Borrower and the Bank (or its agent) shall exchange the foregoing LIBOR based interest rate pursuant to a forward interest rate swap contract (in the form of an International Swap Dealers Association Master Agreement and Confirmation Agreement between the Borrower and Fleet National Bank, a national banking association ("FNB"), both of which are hereinafter collectively referred to as the "Master Agreement") for a fixed rate of interest for up to a seven (7) year period with respect to up to Four Million Five Hundred Thousand Dollars ($4,500,000). In any event, interest shall be calculated and charged on the basis of actual days elapsed over a banking year of 360 days. In the event the Borrower prepays the Acquisition Line of Credit during the period when the interest rate is fixed, prepayment of that portion of the Acquisition Line of Credit will require the payment of a premium and other charges as more fully set forth in the Acquisition Line of Credit Note. If the interest rate under the Acquisition Line of Credit is swapped pursuant to the Master Agreement, the Master Agreement sets forth additional restrictions, limitations, and penalties associated with prepayment of that portion of the Acquisition Line of Credit under the Acquisition Line of Credit Note.

      1.6 Repayment. The Borrower shall make payments of interest only to the Bank on a monthly basis, in arrears, with the first such payment being made on that date thirty (30) days from the date hereof (or on such other date as the parties may agree upon in writing to provide for a convenient payment date) with subsequent payments being made on the corresponding day of the succeeding months until maturity. Notwithstanding anything herein to the contrary, the entire principal balance of the Acquisition Line of Credit and the Acquisition Line of Credit Note together with all interest and other charges shall be due and payable in full on April 8, 2005. All payments shall be in lawful money of the United States in immediately available funds.

      1.7 Security. Borrower's payment and performance of the Acquisition Line of Credit shall be secured by: (a) a perfected first priority security interest in all of PEU's tangible and intangible business assets; (b) a first priority mortgage lien on all real property, easements, and fixtures of PEU (collectively, the "Real Estate"); (c) a collateral assignment of all contracts, plans and permits, including, but not limited to, a certain Water Supply and Transmission Agreement dated November 5, 1997, as amended, between PC and the Town of Hudson, as assigned to PEU on the date hereof; and (d) a pledge by PC of one hundred percent (100%) of all the issued and outstanding stock of each of its subsidiary companies, including THE SOUTHWOOD CORPORATION, PENNICHUCK WATER WORKS, INC., PEU, PITTSFIELD AQUEDUCT COMPANY, INC. and PENNICHUCK WATER SERVICE CORPORATION. In addition, PC shall execute a double negative pledge agreement.

      1.8 Guaranty, Security Therefor. The payment and performance of the Acquisition Line of Credit by the Borrower shall be unconditionally guaranteed, on a joint and several basis, by each of THE SOUTHWOOD CORPORATION and PENNICHUCK WATER SERVICE CORPORATION (collectively, the "Guarantors" and individually, a "Guarantor"). THE SOUTHWOOD CORPORATION shall also execute a double negative pledge agreement.

      1.9 Fees and Expenses. The Borrower agrees to pay the Bank an origination fee in the amount of Twenty-Five Thousand Dollars ($25,000) which shall be payable at closing and shall include the bank fee for both the Acquisition Line of Credit and the Line of Credit.

      1.10 Repayment Relative to Master Agreement. In the event that the Borrower fails to pay any amount that is due and owing to FNB under and pursuant to the Master Agreement (after giving effect to any applicable grace period), then upon demand by FNB, in its sole discretion, the Bank shall pay such amount directly to FNB for the account of the Borrower and the Borrower hereby authorizes and consents to such payment by the Bank.
The Borrower agrees that (i) FNB shall have no obligation to demand the Bank to advance such funds on behalf of the Borrower, (ii) the making of such a demand by FNB will not create any obligation to made such a demand in the future, and (iii) at all times FNB may choose not to make such demand and choose, instead to exercise its rights under the Master Agreement. It shall be an additional obligation of the Borrower to reimburse the Bank for any amount the Bank may pay on account of any amount that is due and owing by the Borrower to FNB. Such additional obligation shall be due upon demand and shall bear interest at a rate per annum equal to the default rate set forth in the Acquisition Line of Credit Note from, and including, the date of payment by the Bank to, but excluding, the date the Borrower reimburses the Bank for such additional Obligation. FNB is an intended third-party beneficiary of the Bank's obligations under this Article I, Section 1.10.

      1.11 Cross Default. The Borrower's obligations to the Bank with respect to the Acquisition Line of Credit shall be and hereby are cross defaulted with all loans or obligations, now existing or hereafter arising, of any Borrower, any Guarantor or any affiliates thereof, owed to the Bank or any affiliate thereof, including, but not limited to, any Borrower's obligation under the Line of Credit, the Master Agreement and under a certain $4,500,000 Line of Credit to PC from the Bank, all as the same may have been and may hereafter be amended (collectively, the "Other Loans").

ARTICLE II.  THE LINE OF CREDIT    The Bank agrees to make, and PC agrees to
take, the Line of Credit subject to and upon the following terms and conditions:

      2.1 Borrower. The Borrower under the Line of Credit shall be PENNICHUCK CORPORATION and PC shall sign a promissory note (the "Line of Credit Note") evidencing its obligation to pay and perform the Line of Credit. The Acquisition Line of Credit Note and the Line of Credit Note are hereinafter referred to individually and collectively as the "Note".

      2.2 Amount. Under the Line of Credit, the Bank agrees to loan PC an amount up to Three Million Dollars ($3,000,000).

      2.3 Duration of Advance Commitment. The Bank's commitment to make advances under the Line of Credit available to PC shall cease at the close of the Bank's business on April 8, 2000.

      2.4 Use of Proceeds. The proceeds of the Line of Credit shall be used by PC; (a) to assist its subsidiary, PEU, in the acquisition of certain utility assets consisting of real and personal property from the Town of Hudson which are located outside the Town of Hudson (also referred to as the Non Hudson Assets) pursuant to the terms of a certain Agreement of Purchase and Sale of Assets dated November 5, 1997; and/or (b) to pay down approximately $1,500,000 of existing indebtedness of PC owed to the Bank.

      2.5 Interest Rate. Sums advanced under the Line of Credit shall bear interest at a fixed rate equal to the one month LIBOR Rate (as defined in the Note) plus 65 basis points per annum, which rate shall be adjusted every month. At or prior to closing, PC and the Bank (or its agent) shall exchange the foregoing LIBOR based interest rate pursuant to a forward interest rate swap contract (in the form of an International Swap Dealers Association Master Agreement and Confirmation Agreement between PC and FNB, both of which are hereinafter collectively referred to as the "Master Agreement") for a fixed rate of interest for up to a seven (7) year period with respect to up to One Million Five Hundred Thousand Dollars ($1,500,000) and for a two (2) year period with respect to up to One Million Five Hundred Thousand Dollars ($1,500,000). In any event, interest shall be calculated and charged on the basis of actual days elapsed over a banking year of 360 days. In the event the Borrower prepays the Line of Credit during the period when the interest rate is fixed, prepayment of that portion of the Line of Credit will require the payment of a premium and other charges as more fully set forth in the Line of Credit Note. If the interest rate under the Line of Credit is swapped pursuant to the Master Agreement, the Master Agreement sets forth additional restrictions, limitations, and penalties associated with prepayment of that portion of the Line of Credit under the Note.

      2.6 Repayment. PC shall make payments of interest only to the Bank on a monthly basis, in arrears, with the first such payment being made on that date thirty (30) days from the date hereof (or on such other date as the parties may agree upon in writing to provide for a convenient payment date) with subsequent payments being made on the corresponding day of the succeeding months. In addition, on that date two (2) years from the date hereof, PC shall make a payment of principal to the Bank in the amount of One Million Five Hundred Thousand Dollars ($1,500,000). Notwithstanding anything herein to the contrary, the entire principal balance of the Line of Credit and the Line of Credit Note together with all interest and other charges shall be due and payable in full on April 8, 2005. All payments shall be in lawful money of the United States in immediately available funds.

      2.7 Security. PC's payment and performance of the Line of Credit shall be secured by; a pledge by PC of one hundred percent (100%) of all the issued and outstanding stock of each of its subsidiary companies, including THE SOUTHWOOD CORPORATION, PENNICHUCK WATER WORKS, INC., PEU, PITTSFIELD AQUEDUCT COMPANY, INC. and PENNICHUCK WATER SERVICE CORPORATION. In addition, PC shall execute a double negative pledge agreement.

      2.8 Guaranty, Security Therefor. The payment and performance of the Line of Credit by PC shall be unconditionally guaranteed, on a joint and several basis, by each of THE SOUTHWOOD CORPORATION and PENNICHUCK WATER SERVICE CORPORATION. THE SOUTHWOOD CORPORATION shall also execute a double negative pledge agreement.

      2.9 Fees and Expenses. PC agrees to pay the Bank an origination fee in the amount of Twenty-Five Thousand Dollars ($25,000) which shall be payable at closing and shall include the bank fee for both the Line of Credit and the Acquisition Line of Credit.

      2.10 Repayment Relative to Master Agreement. In the event that PC fails to pay any amount that is due and owing to FNB under and pursuant to the Master Agreement (after giving effect to any applicable grace period), then upon demand by FNB, in its sole discretion, the Bank shall pay such amount directly to FNB for the account of PC and PC hereby authorizes and consents to such payment by the Bank. PC agrees that (i) FNB shall have no obligation to demand the Bank to advance such funds on behalf of PC, (ii) the making of such a demand by FNB will not create any obligation to made such a demand in the future, and (iii) at all times FNB may choose not to make such demand and choose, instead to exercise its rights under the Master Agreement. It shall be an additional obligation of PC to reimburse the Bank for any amount the Bank may pay on account of any amount that is due and owing by PC to FNB. Such additional obligation shall be due upon demand and shall bear interest at a rate per annum equal to the default rate set forth in the Line of Credit Note from, and including, the date of payment by the Bank to, but excluding, the date PC reimburses the Bank for such additional obligation. FNB is an intended third-party beneficiary of the Bank's obligations under this Article II, Section 2.10.

      2.11 Cross Default. PC's obligations to the Bank with respect to the Line of Credit shall be and hereby are cross defaulted with all loans or obligations, now existing or hereafter arising, of any Borrower, any Guarantor or any affiliates thereof, owed to the Bank or any affiliate thereof, including, but not limited to, any Borrower's obligation under the Master Agreement, the Acquisition Line of Credit and under a certain $4,500,000 Line of Credit to PC from the Bank, all as the same may have been and may hereafter be amended.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BORROWER AND GUARANTORS To induce the Bank to enter into this Agreement and to make the Loan, the Borrower and the Guarantors warrant and represent to the Bank that:

      3.1 Legal Existence. Each Borrower is a corporation duly organized and validly existing under the laws of the State of New Hampshire with the power to own its property and to carry on its business as it is now being conducted. In addition, each Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

      3.2 Authority of Borrower. Each Borrower has full power and authority to enter into this Agreement and to borrow hereunder, to execute and deliver this Agreement, and any other documents the purpose of which are to evidence or secure the Loan (the foregoing, including, without limitation, this Agreement, being hereinafter sometimes collectively referred to as the "Loan Documents" and the security described therein sometimes hereinafter collectively referred to as the "Collateral") and to incur the obligations provided for herein and in the Loan Documents, all of which have been duly authorized by all proper and necessary corporate or other action. Any consent or approval of stockholders, or of any agency or of any public authority, or of any other party required as a condition to the legal validity of this Agreement or the Loan Documents has been obtained.

      3.3 Authority of Guarantors. Each Guarantor has full power and authority to enter into, to execute and deliver all of the Loan Documents and to incur the obligations provided for herein and in the Loan Documents, all of which have been duly authorized by all proper and necessary action. Any consent or approval of any agency or of any public authority, or any other party required as a condition to the legal validity of this Agreement or the Loan Documents has been obtained.

      3.4 Binding Agreement. This Agreement and the Loan Documents constitute the valid and legally binding obligations of each Borrower and each of the Guarantors enforceable in accordance with their terms; provided, that the enforceability of any provisions in the Loan Documents, or of any rights granted to the Bank pursuant thereto may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Loan Documents is subject to general principles of equity.

      3.5 Litigation. There are no suits pending or, to the knowledge of any Borrower or any of the Guarantors, threatened, against or affecting any Borrower or any of the Guarantors or any of the Borrower's or the Guarantors' assets which, if adversely determined, would have a material adverse effect on the condition, financial or otherwise, or business of any Borrower or any of the Guarantors and which have not been disclosed in writing to the Bank. There are no proceedings by or before any governmental commission, board, bureau or other administrative agency pending, or, to the knowledge of any Borrower or any of the Guarantors, threatened against any Borrower or any of the Guarantors, which, if adversely determined, would have a material adverse effect on the condition, financial or otherwise, or business of any Borrower or any of the Guarantors and which have not been disclosed in writing to the Bank. Notwithstanding the above, there are certain suits pending or threatened which are listed on Schedule 3.5 and which have been disclosed by Borrower or the Guarantors to Bank ("Disclosed Suits").

      3.6 Conflicting Agreements. There is no charter provision or bylaw of any Borrower, and no provision(s) of any existing mortgage, indenture, contract or agreement binding on any Borrower or any of the Guarantors or affecting any of the Borrower's or Guarantors' property, which would conflict with, be in contravention hereof, have a material adverse effect upon, or in any way prevent the execution, delivery, or performance of the terms of this Agreement or the Loan Documents.

      3.7 Financial Condition. The annual financial statements heretofore delivered to the Bank by Borrower and the Guarantors have been prepared in accordance with generally accepted accounting principles, consistently applied, are complete and correct, and fairly present the financial condition and results of the Borrower and the Guarantors. There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower or the Guarantors which are not reflected therein or in the notes thereto which would be required to be disclosed therein and there has been no material adverse change in the financial condition or operations of the Borrower since the date of such financial statements. The Borrower's and the Guarantors' assets are free of encumbrances of any nature, except those disclosed in the aforementioned balance sheets and liens permitted under this Agreement.

      3.8 Taxes. The Borrower and the Guarantors have filed all federal, state and local tax returns required to be filed by the Borrower and the Guarantors and have paid all taxes shown by such returns to be due and payable on or before the due dates thereof. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction and the Guarantors and the officers of the Borrower know of no basis for any such claim.

      3.9 Licenses, Franchises, Etc. The Borrower possesses all material permits, approvals, licenses, franchises, patents, trademarks, service marks, trademark and service mark rights, trade names, trade name rights and copyrights necessary to conduct its business substantially as now conducted, and as proposed to be conducted, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option which is not permitted by this Agreement to exist, and, without any known conflict with any such rights or assets of others.

      3.10 No Purchase of Margin Stock. No part of the proceeds received by the Borrower from the Loan will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purposes of purchasing or carrying any margin stock, as such term is used and defined in Regulation U of the Board of Governors of the Federal Reserve System.

      3.11 Solvency. The present fair saleable value of the Borrower's assets is greater than the amount required to pay its total liabilities, the amount of Borrower's capital is adequate in view of the type of business in which it is engaged and the Borrower is able to pay its debts as they mature.

      3.12 Not a Successor. Except as set forth in Section 1.4 hereof and except for PC's acquisition of PITTSFIELD AQUEDUCT COMPANY, INC. on or about January 30, 1998, the Borrower has not, within the six (6) year period immediately preceding the date of this Agreement, changed its name, been the surviving corporation of a merger or consolidation, or acquired all or substantially all of the assets of any person, corporation, partnership or entity.

      3.13 Brokerage. There are no claims against the Borrower or any of the Guarantors for brokerage commissions, finder's fees or similar compensation arising out of or due to any act of the Borrower or any of the Guarantors in connection with the transactions contemplated by this Agreement or based on any agreement or arrangement made by or on behalf of the Borrower or any of the Guarantors; and the Borrower or any of the Guarantors will defend, indemnify and hold the Bank harmless against any liability or expenses arising out of any such claim.

      3.14 Employee Benefit Plans. The Borrower has not incurred any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has not incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto) in connection with any profit sharing, group insurance, bonus, deferred compensation, percentage compensation, stock option, severance pay, insurance, pension or retirement plan or other oral or written agreement or commitment relating to employment or fringe benefits or perquisites for employees, officers or directors of the Borrower (an "Employee Benefit Plan"), and no Employee Benefit Plan which is subject to ERISA had, as of its latest valuation date, accrued benefits (whether or not vested) the present value of which exceeded the value of the assets of such Employee Benefit Plan, based upon actuarial assumptions utilized for such Plan.

      3.15 Subsidiaries. The Borrower does not have any subsidiaries except those subsidiaries identified in Section 1.7 hereof.

      3.16 Ownership and Liens. The Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 3.7 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower and none of its leasehold interests is subject to any lien, except such as may be permitted pursuant to Section 5.6 of this Agreement.

      3.17 Statutory Compliance. The Borrower is in compliance, in all material respects, with all statutes, regulations, ordinances, directives, and orders of every federal, state, municipal or other governmental authority which has or claims jurisdiction over them, any of its assets, or any person in any capacity under which it would be responsible for the conduct of such person and does not use any of its assets in violation of any insurance policy carried by it.

      3.18 Real Estate. To the best of the Borrower's knowledge: (a) There is not now pending against the Real Estate, nor is there threatened, any litigation, investigation, eminent domain or any proceedings before any court or administrative or governmental agency, the outcome of which might adversely affect the Real Estate. There exists no unrepaired casualty with respect to the Real Estate.

      (b) The Real Estate has not been used for the generation, treatment, storage or transportation of hazardous waste, or material, as that term is defined under applicable federal and state and local laws.

      (c)    There are no underground fuel storage tanks located on the Real
Estate.

      (d) The Real Estate is not located in a Flood Hazard Zone, so-called.

      (e) All utility services necessary for the construction, use and operation of the Real Estate are available on or at the boundary of the Real Estate or by unencumbered easement and have sufficient capacity for the use and operation of the Real Estate.

      3.19 Full Disclosure. None of the information with respect to any Borrower and any of the Guarantors which has been prepared and furnished by any Borrower and any of the Guarantors to the Bank in connection with the transactions contemplated hereby is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not misleading.

ARTICLE IV. AFFIRMATIVE COVENANTS OF BORROWER AND GUARANTORS. Until payment in full of the indebtedness now existing or hereafter incurred under this Agreement and the performance of all its obligations hereunder, the Borrower and the Guarantors agree that, unless the Bank shall otherwise consent in writing, the Borrower and/or the Guarantors (as applicable) shall:

      4.1 Prompt Payment. Pay promptly when due all amounts due and owing to the Bank under this Agreement.

      4.2 Use of Proceeds. Use the proceeds of the Loan only for the purposes set forth herein and will furnish the Bank such evidence as it may reasonably require with respect to such use.

      4.3 Financial Statements. (a) The Borrower shall furnish the Bank within forty-five (45) days after the end of each month during Borrower's fiscal year internally prepared consolidated monthly (including year to date) financial statements of the Borrower and its Subsidiaries (as hereinafter defined), including a balance sheet and a profit and loss statement. All such statements shall be prepared in the format acceptable to the Bank, applied on a consistent basis, and shall include a monthly comparison. The term "Subsidiary" shall mean any corporation, firm, association, entity or trust of which the Borrower shall at the time own directly or indirectly through one or more of its Subsidiaries, more than fifty percent (50%) of the outstanding shares of capital stock or shares of beneficial interest having ordinary voting power for the election of directors.

      (b)    The Borrower shall furnish the Bank within one hundred twenty
(120) days after the close of each fiscal year (i) a consolidated statement of stockholders' equity and a statement of changes in financial position of the Borrower and its Subsidiaries for such fiscal year; (ii) a consolidated income statement of the Borrower and its Subsidiaries for such fiscal year; and (iii) consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year. All such annual statements shall be prepared in accordance with generally accepted accounting principles consistently applied, shall present fairly the financial position and result of operations of Borrower and its Subsidiaries. The annual financial statements of Borrower and its Subsidiaries shall be prepared on an audited basis, by an independent certified public accountant selected by Borrower and acceptable to the Bank. The Bank shall have the right, from time to time, to discuss the affairs of Borrower and its Subsidiaries directly with Borrower's accountant after reasonable notice to Borrower and opportunity of Borrower to be represented at any such discussions.

      (c) The Borrower shall promptly deliver to the Bank upon receipt thereof, copies of any reports submitted to Borrower by Borrower's accountants in connection with any examination of the financial statements of Borrower and its Subsidiaries made by such accountants.

      (d) The Borrower shall promptly furnish the Bank with all financial and other information filed with the Securities and Exchange Commission or furnished to PC's stockholders, including reports on Forms 10-KSB, 10-QSB and 8-K, annual reports and proxy materials.

      (e) The Borrower shall furnish the Bank with a fully executed compliance certificate substantially in the form of compliance certificate attached hereto as Schedule 4.3(e) (the "Compliance Certificate") on a quarterly basis.

      (f) Furnish the Bank with such other financial information or reports as the Bank may reasonably request.

      4.4 Maintenance of Existence. Take all necessary action to maintain the Borrower's existence, including the filing of required reports and tax returns with the Secretary of State of the State of New Hampshire and with the appropriate authorities in any other state where required.

      4.5 Maintenance of Property, Plant, Equipment and Collateral. Maintain the Borrower's property, plant and equipment, including the Collateral and Real Estate, in good working order, subject only to reasonable wear and tear and make all necessary repairs thereto and replacements therefor so that operations may be properly conducted in accordance with prudent business management. The Borrower shall take all reasonably necessary steps to keep the Collateral in good operating condition and repair (reasonable wear and tear excepted) and free of unpermitted liens.

      4.6 Maintenance of Insurance. During the term of this Agreement, the Loan Documents and any modifications, amendments, extensions, replacements or renewals thereof, the Borrower will maintain insurance as follows:

      (a) The Borrower will provide and maintain insurance in full force and effect and will deposit binders or certificates of insurance with the Bank for the following:

      (i) Public liability insurance in such amount and with such coverage as is required by the Bank, including, if requested by the Bank, liability insurance on vehicles owned or operated by the Borrower;

      (ii)   Worker's compensation insurance as required by statute;

      (iii) Fire and broad form extended coverage in an amount not less than one hundred percent (100%) of the full replacement value of the Real Estate; and

      (iv) Such other hazard insurance as the Bank may reasonably request including, but not limited to, business interruption, flood insurance (if the Real Estate is located in a flood hazard zone; if not, the Borrower shall furnish a certificate to such effect) and boiler insurance.

      (b)    All such insurance:

      (i) Shall be issued in such amounts and by such companies satisfactory to the Bank and authorized to do business in the State of New Hampshire (unless otherwise agreed to by the Bank);

      (ii) Shall show the Borrower and the Bank as insureds, as their interests may appear, or, where appropriate, showing the Bank as a first mortgagee, an additional named loss-payee and/or named insured; and

      (iii) Shall contain provisions providing for thirty (30) days prior written notice to the Bank of any intended cancellation.

      (c) All premiums for insurance policies required hereunder shall be fully paid when due by the Borrower. The Bank may, at its option, require the Borrower to pay such sums to the Bank on a monthly basis as would permit the Bank to pay such premiums in full when due out of such funds.

      4.7 Inspection by the Bank. Upon prior reasonable notice (other than in emergencies when no notice shall be required), permit any person designated by the Bank to inspect any of its properties, including its books, records, and accounts (and including the making of copies thereof and extracts therefrom).

      4.8 Prompt Payment of Taxes. Accrue the Borrower's and the Guarantors' tax liability in accordance with usual accounting practice and pay or discharge (or cause to be paid or discharged) as they become due all taxes, assessments, and government charges upon its property, operations, income and products (as well as all claims for labor, materials or supplies), which, if unpaid might become a lien upon any of its property; provided, that the Borrower and/or the Guarantors (as applicable) shall, prior to payment thereof, have the right to contest such taxes, assessments and charges in good faith by appropriate proceedings so long as the Bank's interests are protected by bond, letter of credit, escrowed funds or other appropriate security or adequate reserves have been established therefor.

      4.9 Notification of Default Under This and Other Loan or Financing Arrangements. Promptly notify the Bank in writing of the occurrence of any Event of Default under this Agreement (or any occurrence that would, with the passage of time, constitute an Event of Default) or any other loan or financing arrangement.

      4.10 Notification of Litigation. Promptly notify the Bank in writing of any litigation that has been instituted or is pending or threatened involving aggregate amounts of One Hundred Thousand Dollars ($100,000) or more or the outcome of which might have a material adverse effect on the Borrower's or any of the Guarantors' continued operations or condition, financial or otherwise.

      4.11 Notification of Governmental Action. Promptly notify the Bank in writing of any material governmental investigation or proceeding that has been instituted or is pending or threatened and the outcome thereof, including without limitation, material matters relating to the federal or state tax returns of the Borrower, compliance with the Occupational Safety and Health Act, or proceedings by the Treasury Department, Labor Department, or Pension Benefit Guaranty Corporation with respect to matters affecting employee welfare, benefit or retirement programs.

      4.12 Notification of Material Adverse Change. Promptly notify the Bank in writing of (a) any material adverse changes in the business prospects or financial condition of the Borrower or any of the Guarantors; and (b) any accounting rule change that would have a material adverse effect on the business or financial condition of the Borrower.

      4.13 Maintenance of Records. Keep adequate records and books of account, in which appropriate entries will be made in a manner reasonably acceptable to the Bank and consistently applied, reflecting all financial transactions of the Borrower required to be stated therein.

      4.14 Compliance With Laws; Environmental Matters. Comply in all material respects with all applicable material laws, rules, regulations, and orders; provided, however, that Borrower shall be entitled to contest the same in good faith so long as such action does not have an adverse effect upon the Bank's rights hereunder or the security furnished therefor.
Without limiting in any manner the scope or generality of the foregoing, each of the Borrower and the Guarantors agrees to comply with all federal, state and other laws and regulations regarding the generation, treatment, storage, disposal or transportation of hazardous waste or materials, as defined under applicable federal and state law; and agrees to defend, indemnify and hold the Bank harmless from and against any and all liabilities, costs and expenses (including reasonable attorneys' fees) attributable to or in any way connected with the failure to comply with such laws and regulations.

      4.15 Accounts and Deposits. The Borrower hereby agrees to maintain all of its main operating accounts with the Bank during the term of this Agreement. The Borrower hereby authorizes the Bank to charge such accounts directly for payments of principal, interest and fees due under the Loan Documents. The Borrower shall also compensate the Bank for certain services to be provided to the Borrower by the Bank through the payment of the Bank's standard service charges, such services to include monthly checking account activity, cash management services and electronic funds transfers.

      4.16 Appraisals. The Bank shall have the right to appraise all of Borrower's assets at reasonable times and upon reasonable notice and at reasonable frequency at the expense of the Borrower.

      4.17 Subordination of Sums Payable. All of the Borrower's obligations, if any, to any of the Guarantors, shareholders, officers or directors of the Borrower for borrowed money shall be subordinated to the Borrower's performance of its obligations to the Bank with respect to the Loan.

      4.18   Maintenance of Selected Financial Ratios and Measures.
Maintain or achieve the following financial ratios or measures determined or computed in accordance with GAAP with respect to PC on a consolidated basis:

      (a)    Minimum Net Worth.   At all times, PC's Net Worth shall not be
less than Twelve Million Five Hundred Thousand Dollars ($12,500,000). Net Worth is defined as stockholders equity plus preferred stock.

      (b) Funded Debt-to-Net Worth. The ratio of (i) the sum of long term debt plus current maturities of long term debt to (ii) Net Worth shall not exceed 2.75 to 1.0, tested quarterly.

      (c) Debt Service Coverage. The ratio of earnings before interest, taxes, depreciation and amortization expenses, for such fiscal year to the sum of current maturities of long term debt plus scheduled interest payments due for such fiscal year under the Loan shall be a minimum of 1.5 to 1.0, tested quarterly and measured on a twelve month basis, to begin at the first quarter ending twelve months after the acquisition of the Non Hudson Assets by PEU, after phasing in the calculation during the first year of owning PEU.

      (d) Plowback. At the end of PC's fiscal year, the Plowback shall not be less than 20%. Plowback is defined as the percentage of net income retained within PC. This requirement shall automatically terminate when PC's net worth reaches Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000) or upon the successful completion of a common equity offering in the minimum amount of Five Million Dollars ($5,000,000) after the date of this Agreement.

      4.19 Special Covenants Relating to Inventory and Accounts. (a) At such intervals as the Bank may reasonably request in writing, the Borrower shall notify the Bank of all Collateral which has come into existence or changes in Collateral since the date of the last such notification and shall provide the Bank with schedules of the Collateral (which notification and schedules shall be in such forms as the Bank may reasonably specify).

      (b) The Borrower shall accord the Bank and the Bank's representatives with access from time to time (including periodic audits performed at the Bank's reasonable discretion) as the Bank and such representatives may require to all properties owned by or over which the Borrower has control, for the purposes of auditing the Borrower's books and records. The Borrower shall pay the Bank such fees and expenses as it customarily charges in connection with such audits, during the term of this Agreement. The Bank and the Bank's representatives, shall have the right, and the Borrower will permit the Bank and such representatives from time to time as the Bank and such representatives may request, to examine, inspect, copy and make extracts from any and all of the Collateral, and any and all of the Borrower's books, records, electronically stored data, papers and files, and to verify the Collateral or any portion thereof (such verification, including, without limitation, through contact with account debtors).

      (c) The Borrower may grant such allowances or other adjustments to the Borrower's account debtors as the Borrower may reasonably deem to be in accord with sound business practice; provided, however, the authority granted the Borrower pursuant to this paragraph may be limited or terminated by the Bank upon the occurrence of an Event of Default which has not been remedied within any applicable cure period.

      (d) At such intervals as the Bank may reasonably request, the Borrower shall promptly furnish the Bank with detailed reports in such form as the Bank may prescribe of all allowances, adjustments, returns, and repossessions concerning the Borrower's accounts and accounts receivable and its inventory, and of any downgrading in the quality of any of the inventory or event affecting the marketability of the inventory, and of all inventory detained from, refused entry into, or required to be removed from the United States by the appropriate governmental authorities.

      (e) Upon the occurrence of an Event of Default which has not been remedied within any applicable cure period, the Bank shall have the right to notify any of PEU's account or contract debtors, either in the name of the Bank or PEU, to make payments directly to the Bank, and to advise any person of the Bank's security interest in and to any of the Collateral, and to collect all amounts due on account of the Collateral. Upon request by the Bank, the Borrower agrees to provide written notification to any or all of PEU's account or contract debtors regarding the Bank's security interest in the receivables Collateral and will request that such account or contract debtors forward payment thereof to the Bank. The within obligations on the part of the Borrower directly, being unique, shall be specifically enforceable by the Bank.

      (f) Upon the occurrence of an Event of Default which has not been remedied within any applicable cure period, the Borrower hereby irrevocably constitutes and appoints the Bank as the Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost and expense of the Borrower. The rights and powers granted the Bank by the within appointment include, but are not limited to, the right and power to compromise, settle, or execute releases with any of the Borrower's account debtors, and to prosecute, defend, compromise, or release any action relating to the Collateral; to receive, open, and dispose of all mail addressed to the Borrower and to take therefrom any remittances on or proceeds of any Collateral in which the Bank has a security interest; to notify Post Office authorities to change the address to which the Borrower's mail is to be sent as the Bank shall designate; to endorse the name of the Borrower in favor of the Bank upon all checks, drafts, money orders, notes, acceptances, or other instruments of the same or different nature; to sign and endorse the name of the Borrower on, and to receive as a secured party, any of the Collateral, invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents to title of a same or different nature relating to the Collateral; to sign the name of the Borrower on any notice to the Borrower's account debtors for verification of the receivables Collateral; and to sign and file or record on behalf of the Borrower any financing or other statement in order to perfect or protect the Bank's security interest. The Bank shall not be obligated to do any of the acts or to exercise any of the powers authorized herein, but if the Bank elects to do any such act or to exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower except for the Bank's gross negligence or willful misconduct. All powers conferred upon the Bank by this Agreement, being coupled with an interest, shall be irrevocable until the within Agreement is terminated as provided herein.

      4.20 Line of Credit Balance. Maintain a Debit Balance, as defined in the Note, of not more than the maximum principal sum provided for in such note or under this Agreement at any time.

ARTICLE V. NEGATIVE COVENANTS OF BORROWER AND GUARANTORS. Until payment in full of the indebtedness now existing or hereafter incurred under this Agreement and the performance of all obligations hereunder, the Borrower and the Guarantors (as applicable) will not, without the express prior written consent of the Bank (which consent will not be unreasonably withheld), engage in the following:

      5.1 Nature and Scope of Business. The Borrower shall not enter into any type of business other than that in which it is presently engaged, or otherwise significantly change the scope or nature of its business.

      5.2 Merger, Consolidation or Acquisitions. The Borrower shall not be a party to any merger, consolidation or any other reorganization, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any person, partnership, corporation or entity.

      5.3 Sale or Disposition of Assets. The Borrower shall not sell, lease, transfer or otherwise dispose of all or, in the opinion of the Bank, a substantial portion of the Borrower's assets and properties, except in the ordinary course of business. Notwithstanding the foregoing, the Bank hereby consents to the sale by PEU of the land and buildings located on Route 102 in Londonderry (which previously served as the headquarters of Consumers New Hampshire Water Company).

      5.4 Additional Indebtedness. The Borrower shall not incur indebtedness annually for borrowed money (or lease expense or issue or sell any of its bonds, debentures, notes or similar obligations) except:

      (a)    Borrowings under this Agreement;

      (b)    Other obligations to the Bank;

      (c) Borrowings used to prepay in full borrowing under this Agreement;

      (d)    Trade debt incurred in the ordinary course of business; and

      (e) Long term tax exempt bond financing for PEU or state revolving loans made available by the State of New Hampshire to the Borrower, provided that in either instance the Bank is given prior written notice of such financing; and

      (f) Borrowings disclosed to the Bank in the financial statements previously delivered to the Bank described in Section 3.7.

      5.5 Guaranties, Endorsement and Contingent Liabilities. The Borrower and the Guarantors shall not guarantee, endorse or otherwise become absolutely or contingently liable for the obligations of any other person, partnership, corporation or other entity except as set forth on Schedule 5.5 attached hereto.

      5.6 Liens and Mortgages. The Borrower shall not, and The Southwood Corporation shall not, except in the ordinary course of its business consistent with past practice, incur, create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their respective assets, now or hereafter owned, other than (a) the security interests, liens or mortgages, granted to the Bank pursuant to the Loan Documents; (b) deposits under Workmen's Compensation, Unemployment Insurance and Social Security laws; (c) liens imposed by law, such as carriers, warehousemen's or mechanic's liens and other liens incurred in good faith in the ordinary course of business; or (d) those presently existing liens and encumbrances permitted under the Borrower's Security Agreement of even date (the "Security Agreement").The Southwood Corporation agrees, except in the ordinary course of its business consistent with past practices, and the Borrower agrees that they will not enter into any agreement not to incur or permit any security interest in any of its assets (such as a negative pledge) with a third party.

      5.7 Loan and Advances. The Borrower shall not make any loans or advances to any individual, firm or corporation in excess of the aggregate amount of $25,000, including, without limitation, any parent, affiliate, Subsidiaries, shareholders, directors, officers and employees; provided, however, that the Borrower may make advances to (a) Subsidiaries; and (b) the employees of the Borrower and any of its Subsidiaries, including their officers, with respect to reasonable expenses incurred by such employees, which expenses are reimbursable by the Borrower or its Subsidiaries and directly related to the conduct of the business of the Borrower or its Subsidiaries.

      5.8 Conversion; Capital Structure; Acquisition of Stock. The Borrower and the Guarantors shall not alter, amend or convert PEU's form of organization, capital structure or purchase, obligate itself to purchase, redeem or otherwise acquire for value any of its outstanding capital stock or any other of its equity securities.

      5.9 Investments. The Borrower shall not invest in or purchase any stock or securities of any individual, firm, or corporation; provided, however, that the Borrower may invest in direct obligations of the United States of America or in certificates of deposit in the Bank.

ARTICLE VI.  CONDITIONS PRECEDENT TO MAKING OF LOAN

      6.1    Conditions Precedent to Initial Disbursement.

      (a) The obligation of the Bank to make the Loan and make disbursements of the proceeds of the same to the Borrower is subject to the satisfaction by the Borrower or its representatives of the following conditions precedent (unless waived by the Bank in each particular instance):

      (i) The Borrower's and Guarantors' warranties and representations as contained herein shall be accurate and complete, in all material respects, as of the date of Closing and as of the date of each subsequent disbursement (if any).

      (ii) The Borrower and Guarantors shall not be in default under any of the covenants contained herein as of the date of Closing and as of the date of each disbursement.

      (iii) The Borrower and Guarantors shall have executed and delivered all of the Loan Documents as described herein. Without limiting the foregoing, the Borrower shall have delivered to the Bank all of those items identified as "Borrower's and the Guarantors' Documents" on the Closing Agenda attached hereto as
             Schedule 6.1a)(iii) and made a part hereof, all of which must be reasonably acceptable, in form and substance, to the Bank, unless waived in a particular instance by the Bank.

      (b) Without limiting in any manner the scope or generality of the foregoing, certain of said items are more particularly described as follows:

      (i) All of the Borrower's obligations, if any, to its Subsidiaries or the Guarantors and any officers or directors thereof or of the Borrower shall have been subordinated to the Borrower's performance of its obligations to the Bank with respect to the Loan.

      (ii)   The Bank shall have received:

             (A) acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Bank, desirable to perfect the security interests created under the Loan Documents;

             (B) certified copies of Requests for Information or Copies (Form UCC-11) listing the financing statements referred to in paragraph (i) above and all other effective financing statements which name PEU (under its present name and any previous names) as debtor and which are filed in the jurisdictions referred to in said paragraph (A), together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement);

             (C) a title insurance policy written with a company acceptable to the Bank, insuring that the Bank has a valid first lien of record on Real Estate and that the title to Real Estate is good and marketable subject only to those exceptions approved by the Bank. In addition, the policy shall have all standard exceptions, so-called, deleted, and shall include such other affirmative insurance and endorsements as may be requested by the Bank; and

             (D) a survey of Real Estate which shall locate the improvements as well as all easements and utilities on Real Estate and shall show (u) no violation of any applicable zoning or building requirements, restrictive covenants or the terms of any permits; (v) no encroachment of the improvements onto abutting premises; (w) no encroachment of improvements located on abutting premises onto Real Estate; (x) no material deviation from the acreage of Real Estate as the same may have been represented to the Bank; (y) that Real Estate has access to or abuts a publicly accepted way; and (z) that Real Estate is not located in a flood hazard zone.

      (iii) The Borrower shall pay the costs and fees of the Bank hereinbefore described herein.

      (iv) Counsel to the Borrower and the Guarantors shall deliver an opinion to the Bank to the effect that (A) each of the Borrower and Guarantor is a business corporation duly organized and validly existing under the laws of the State of New Hampshire and is duly qualified to do business in all jurisdictions in which the nature of its business or assets make such qualification necessary; (B) that the Loan Documents constitute valid and binding obligations of the Borrower or the Guarantors enforceable in accordance with their terms; (C) that the Borrower's and the Guarantors' entrance into the obligations evidenced by the Loan Documents does not constitute a breach of the articles of incorporation or bylaws of the Borrower or the Guarantors or any other arrangements or agreements by which the Borrower or any of the Guarantors is bound and that the Borrower's and the Guarantors' entrance into and performance of the Borrower's loan obligations will not require any further approvals or consents; (D) that there is neither pending nor, to the knowledge of such counsel, threatened any litigation, administrative proceedings or investigations that would have a material adverse effect on the Borrower or any of the Guarantors or the Borrower's or any of the Guarantors' condition, financial or otherwise; (E) that the security interests granted to the Bank in connection with the Loan constitute a valid perfected first security interest in the collateral described therein; (F) that the Borrower's and Guarantors' business operations, the Real Estate and the intended use thereof are in full compliance with zoning and all other governmental laws and regulation applicable to the Real Estate; and (G) addressing such other matters as deemed appropriate by the Bank.

      (c) Borrower shall furnish the Bank with such other documents, opinions, certificates, evidence and other matters as may be requested by the Bank at or prior to Closing.

      6.2 Subsequent Borrowing. The obligation of the Bank to make each Loan to be made by it hereunder (including the initial Loan) is subject to the following conditions precedent:

      (a) At the time of each Loan (as evidenced by a certificate executed on behalf of the Borrower if the Bank shall so require):

      (i) The Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding on it;

      (ii) There shall exist no Event of Default as defined in this Agreement or no event (including an event caused by such Loan) which would be an Event of Default but for the requirement that notice be given or time elapse or both;

      (iii) The representations and warranties contained in this Agreement shall be true and correct as of the date of such Loan; and

      (iv) There shall have been no material adverse change (in the Bank's reasonable judgment) in the Borrower's financial condition as evidenced by the financial information submitted to the Bank pursuant to this Agreement.

      (b) All of the Loan Documents shall remain in full force and effect and the validity of any Loan Document shall not have been contested.

      6.3 Disbursement of the Loan. The Bank shall credit the proceeds of the Loan to the deposit accounts of the Borrower with the Bank for the benefit of the Borrower or as otherwise directed in writing by the Borrower, including payments to third parties through electronic funds transfers. Advances under the Acquisition Line of Credit and the Line of Credit shall
(1) be made in accordance with the disbursement procedures set forth in the respective Note; (2) shall not cause the Debit Balance, as defined in the Note, to exceed the face amount thereof; and (3) shall be for a purpose defined in Article I and Article II herein.

ARTICLE VII.  EVENTS OF DEFAULT; ACCELERATION; REMEDIES

      7.1 The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") after the expiration of applicable notice and cure periods, if any, under this Agreement:

      (a) If any statement, representation or warranty made by any Borrower or any of the Guarantors herein or in the Loan Documents shall prove to have been false or misleading when made, or subsequently becomes false or misleading, in any materially adverse respect.

      (b) Default by the Borrower in payment within ten (10) business days of the due date of any principal or interest called for under its payment obligations with respect to the Line of Credit or the Acquisition Line of Credit.

      (c) Default by the Borrower, any of its Subsidiaries or any of the Guarantors, in any material respect, in the performance or observance of any of the other provisions, terms, conditions, warranties or covenants of the Loan Documents.

      (d) Default by any Borrower or any of its Subsidiaries, not cured within any applicable cure period, in the payment or performance of any other obligations due the Bank, FNH or any affiliate thereof, whether created prior to, concurrent with, or subsequent to obligations arising out of the Loan Documents (including without limitation, the Master Agreement).

      (e) Default by any Borrower or any of its Subsidiaries, not cured within any applicable cure period, of any other obligation for borrowed monies or any lease in an aggregate amount of $100,000 or more.

      (f) The dissolution, termination of existence, death, merger or consolidation of any Borrower, Subsidiary or any of the Guarantors or a sale of all or substantially all of the assets of the Borrower or any of its Subsidiaries or any of the Guarantors out of the ordinary course of business without the prior written consent of the Bank.

      (g) The transfer of the majority voting capital stock of any Borrower or any of its Subsidiaries.

      (h) Any Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors,
(iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or (vi) offer or enter into any composition, extension or arrangement seeking relief or extension of its debts.

      (i) Proceedings shall be commenced or an order, judgment or decree shall be entered, without the application, approval or consent of any Borrower or any Subsidiary, in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization or the appointment of a receiver, trustee or liquidator of any Borrower or any Subsidiary, of all or a substantial part of its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of sixty (60) days.

      (j) A final and unappealable judgment for the payment of money, in excess of One Hundred Thousand Dollars ($100,000) shall be rendered against any Borrower or any Subsidiary and the same shall remain undischarged for a period of thirty (30) days, during which period execution shall not be effectively stayed.

      (k) Any Borrower assigns this Agreement (or its rights or duties hereunder), if the Real Estate is conveyed or transferred in any way or encumbered in any way without the prior written consent of the Bank or if any other Collateral is conveyed or transferred in any way, except in the ordinary course of business, or encumbered in any way without the prior written consent of the Bank except as otherwise permitted in this Agreement.

      (l) The Collateral is materially injured or destroyed by fire or otherwise which casualty is not insured, or the Real Estate or any material portion thereof are taken by eminent domain.

      (m) Any attachment or mechanic's, laborer's, materialman's architect's, artisan's or similar statutory liens or any notice thereof in excess of an aggregate amount of $25,000 shall be filed against the Real Estate or any other Collateral and shall not be discharged within thirty
(30) days of such filing.

      (n) The Line of Credit, the Acquisition Line of Credit and the Other Loans (as defined in Section 1.11) are hereby cross-defaulted, to the end that a default under one loan shall constitute a default under all of such loans and obligations.

      7.2 Upon the occurrence of any Event of Default (which, in the case of an event of default listed in Sections 7.1 (a), (c), (d) or (e) remains unremedied for a period of thirty (30) days after the earlier of the date of notice thereof to the Borrower by the Bank or the date either Borrower becomes aware of such default), the Bank's commitment to make further loans under this Agreement or any other agreement with the Borrower will immediately cease and terminate and, at the election of the Bank, all of the obligations of the Borrower to the Bank under this Agreement will immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived. Thereafter, the Bank may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the Borrower, and any other endorser or guarantor of the Borrower's obligations, either jointly or severally, and may proceed to liquidate and realize upon any of its security in accordance with the rights of a secured party under the Uniform Commercial Code, or any Loan Document, any agreement between the Borrower and the Bank relating to the Loan, or any other agreement between any guarantor or endorser of the Borrower's obligations to the Bank hereunder.

ARTICLE VIII.  MISCELLANEOUS PROVISIONS

      8.1 Entire Agreement; Waivers. This Agreement and the Loan Documents together constitute the entire agreement between the Borrower and the Bank and no covenant, term, condition or other provision thereof nor any default in connection therewith may be waived except by an instrument in writing signed by the Bank and the Borrower and delivered to the Borrower. The Bank's failure to exercise or enforce any of its rights, powers or privileges under this Agreement or the Loan Documents shall not operate as a waiver thereof. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant, condition or restriction which confers the greatest benefit upon the Bank shall control. The determination as to which term, covenant, condition or restriction is more beneficial shall be made by the Bank in its sole discretion.

      8.2 Remedies Cumulative. All remedies provided under this Agreement and the Loan Documents or afforded by law shall be cumulative and available to the Bank until all of the Borrower's obligations to the Bank have been paid in full.

      8.3 Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein and in certificates delivered in connection herewith shall be deemed to have been relied on by the Bank, notwithstanding any investigation made by the Bank or in its behalf, and shall survive the execution and delivery of this Agreement and the Loan Documents until payment in full of the Loan. All such covenants, agreements, representations and warranties shall be joint and several obligations of the Borrower and bind and inure to the benefit of the Borrower's and the Bank's successors and assigns, whether so expressed or not.

      8.4 Governing Law; Jurisdiction. This Agreement and the Loan Documents shall be construed and their provisions interpreted under and in accordance with the laws of the State of New Hampshire. The Borrower and the Guarantors, to the extent they may legally do so, hereby consent to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in any such courts. THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

      8.5 Assurance of Execution and Delivery of Additional Instruments. The Borrower agrees to execute and deliver, or to cause to be executed and delivered, to the Bank all such further instruments, and to do or cause to be done all such further acts and things, as the Bank may reasonably request or as may be necessary or desirable to effect further the purposes of this Agreement and the Loan Documents. Without limiting the foregoing, given the fact that certain of the permits and licenses are not transferable without the consent of certain public authorities, the Borrower agrees to fully cooperate in facilitating the transfer of the same to the Bank or its successors upon an Event of Default hereunder. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

      8.6 Waivers and Assents. With the exception of specific notices provided in the Loan Documents (if any), the Borrower and any Guarantor or endorser of the Borrower's obligations to the Bank hereunder hereby waive, to the fullest extent permitted by law, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description with respect both to the Loan Documents and Collateral. The Borrower and the Guarantors assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. Any demand upon or notice to the Borrower that the Bank may be required or may elect to give shall be mailed by registered or certified mail, return receipt requested, postage prepaid and shall be effective on the date of the first attempted delivery thereof by the U.S. Postal Service, as shown on the registered or certified mail return receipt for such notice addressed to the Borrower at their address as set forth at the beginning of the Agreement.

      8.7 No Duty of the Bank With Respect to the Collateral. The Bank shall have no duty as to the collection or protection of Collateral security furnished to it hereunder or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto, beyond the safe custody thereof.

      8.8 Election of the Bank. The Bank may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for the liabilities.

      8.9 Assignment by the Bank. If at any time, by assignment or otherwise, the Bank transfers its rights in the Borrower's obligations hereunder and its rights in the security therefor, in whole or in part, such transfer shall carry with it the powers and rights of the Bank under this Agreement and the Collateral so transferred and the transferee shall become vested with such powers and rights whether or not they are specifically referred to in the instrument evidencing the transfer. If, and to the extent that the Bank retains such rights and Collateral, the Bank shall continue to have the rights and powers herein set forth with respect thereto. This Agreement shall be binding upon and inure to the benefit of the Bank, the Borrower, and their successors, assigns, heirs and personal representatives; provided, however, the rights and obligations of the Borrower hereunder are not assignable, delegable or transferable without the consent of the Bank. All of the rights of the Bank hereunder shall inure to the benefit of any participating bank or banks and its or their successors and assigns.

      The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants, provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

      8.10 Expenses; Proceeds of Collateral. The Borrower covenants and agrees that it shall pay to the Bank, on demand, any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees incurred or paid by the Bank in protecting and enforcing its rights under this Agreement, the costs of preparation of this Agreement and its supporting documents including all filing and appraisal fees (as provided herein), and the participation of interests in the Loan (including the reasonable attorneys fees of such participants). Without limiting the foregoing, the Bank shall have the right to recover its out-of-pocket costs in connection with the administration of the Loan, and to recover its out-of-pocket costs and/or collect fees in connection with requests for consents and waivers of
compliance with covenants, or other material changes in the Loan.   After
deducting all of said expenses and the reasonable expenses of retaking, holding, preparing for sale, selling and the like, the residue of any proceeds of collections of sale of the Collateral shall be applied to the payment of principal of or interest on the Loan in such order or preference as the Bank may determine, and any excess shall be returned to the Borrower (subject to the provisions of Section 9-504 of the Uniform Commercial Code) and the Borrower shall remain liable for any deficiency.

      8.11 The Bank's Right of Setoff. Borrower and any Guarantor hereby grant to the Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      IN WITNESS WHEREOF, the BANK and the BORROWER have executed this Agreement by their duly authorized officers.

                                  FLEET BANK-NH

______________________________    By:__________________________________
Witness                               Roger J. Archambault, Its Duly
                                      Authorized Vice President

                                  PENNICHUCK CORPORATION

______________________________    By:__________________________________
Witness                              ________________________, Its Duly
                                     Authorized _______________________

                                  PENNICHUCK EAST UTILITY, INC.

______________________________    By:__________________________________
Witness                              ________________________, Its Duly
                                     Authorized _______________________

STATE OF NEW HAMPSHIRE
COUNTY OF _______________

      The foregoing instrument was acknowledged before me this 8th day of April, 1998, by Roger J. Archambault, duly authorized Vice President of FLEET BANK-NH, a bank incorporated under the laws of the State of New Hampshire, on behalf of same.

                                  _____________________________________
                                  Justice of the Peace/Notary Public
                                  My Commission Expires:_______________
                                  Notary Seal

STATE OF NEW HAMPSHIRE
COUNTY OF _______________

      The foregoing instrument was acknowledged before me this 8th day of April, 1998, by ____________________, duly authorized ______________________
of PENNICHUCK CORPORATION, a New Hampshire corporation, on behalf of the same.

                                  _____________________________________
                                  Justice of the Peace/Notary Public
                                  My Commission Expires:_______________
                                  Notary Seal

STATE OF NEW HAMPSHIRE
COUNTY OF _______________

      The foregoing instrument was acknowledged before me this 8th day of April, 1998, by ____________________, duly authorized ______________________
of PENNICHUCK EAST UTILITY, INC., a New Hampshire corporation, on behalf of the same.

                                  _____________________________________
                                  Justice of the Peace/Notary Public
                                  My Commission Expires:_______________
                                  Notary Seal

                            JOINDER OF GUARANTORS


      The undersigned, being the persons named as the Guarantors in the foregoing Loan Agreement, hereby join therein and agree to be legally and equitably bound by all of the terms, covenants, warranties, representations, conditions and other provisions thereof, this 8th day of April, 1998.

                                  THE SOUTHWOOD CORPORATION

______________________________    By: ___________________________________
Witness                               _______________________, Its Duly
                                      Authorized _____________________


                                  PENNICHUCK WATER SERVICE CORPORATION

______________________________    By: ___________________________________
Witness                               _______________________, Its Duly
                                      Authorized _____________________

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this 8th day of April, 1998, by __________, duly authorized __________ of THE SOUTHWOOD CORPORATION, a New Hampshire corporation, on behalf of the same.

                                  _____________________________________
                                  Justice of the Peace/Notary Public
                                  My Commission Expires:_______________
                                  Notary Seal

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this 8th day of April, 1998, by __________, duly authorized __________ of PENNICHUCK WATER SERVICE CORPORATION, a New Hampshire corporation, on behalf of the same.

                                  _____________________________________
                                  Justice of the Peace/Notary Public
                                  My Commission Expires:_______________
                                  Notary Seal


                                SCHEDULE 3.5

                                 Litigation

                                    None.



                               SCHEDULE 4.4(e)

                           Compliance Certificate

Fleet Bank-NH
1155 Elm Street
Manchester, NH 03101

Attention:  Roger J. Archambault, Vice President

Dear Mr. Archambault:

      Pursuant to the provisions of a certain Loan Agreement dated April 8, 1998 (the "Loan Agreement") with respect to a certain $3,000,000 Line of Credit to Pennichuck Corporation from Fleet Bank-NH and a certain $4,500,000 Acquisition Line of Credit to Pennichuck Corporation and Pennichuck East Utility, Inc. (collectively, the "Borrower") from Fleet Bank-NH (the "Bank"), the undersigned hereby certifies as follows:

      1. That the financial statements (the "Financial Statements") of the Borrower and/or Guarantors delivered to the Bank with this Certificate are true and accurate in all material respects for the periods covered therein as of the date hereof.

      2. That the undersigned is a duly elected, qualified and acting President of the Borrower and as such officer is authorized to make and deliver this Compliance Certificate.

      3. That during the period set forth in the Financial Statements, the Borrower was in compliance with all financial covenants of the Loan Agreement. As of __________, 199__, the Net Worth was $_____; the Debt Service Coverage Ratio was _____ to 1.0; and the ratio of Funded Debt to Net
Worth was _____ to 1.0.  The Borrower's plowback was        %.

      4. The representations and warranties contained in the Loan Agreement and the representations and warranties of the Borrower and Guarantors contained in each of the other Loan Documents are to the best of the Borrower's knowledge, true, correct and complete in every material respect on and as of the date hereof with the same force in effect as though made on and as of the date hereof. All covenants contained in the Loan Agreement have been and continue to be met.

      5. To the best of the Borrower's knowledge, no event has occurred or is continuing which constitutes a default or an Event of Default.

Capitalized terms not expressly defined herein are used herein with the meaning so defined in the Loan Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on this ____ day of _______________, 199_.

                                  PENNICHUCK CORPORATION

_____________________________     By:________________________________
Witness                              ________________, Its Duly
                                     Authorized ______________


                                SCHEDULE 5.5

                          Guarantors, Endorsements


                            SCHEDULE 6.1(a)(iii)

                               Closing Agenda